Exhibit 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-53524, as amended, and 333-69057) and in the related Prospectuses, of our report dated August 30, 2005 related to the financial statements of Dynatronics Corporation included in its Form 10-KSB for the fiscal year ended June 30, 2005 and 2004.





/s/ TANNER LC





Salt Lake City, Utah
September 28, 2005